Exhibit 5.1
                                                                     -----------

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

                                 Jenkens & Gilchrist Parker Chapin LLP

                                          THE CHRYSLER BUILDING                     AUSTIN, TEXAS
                                           405 LEXINGTON AVENUE                    (512) 499-3800
                                         NEW YORK, NEW YORK 10174
                                                                                  CHICAGO, ILLINOIS
                                                                                   (312) 425-3900

                                              (212) 704-6000                       DALLAS, TEXAS
                                         FACSIMILE (212) 704-6288                  (214) 855-4500

                                                                                  HOUSTON, TEXAS
[IF REQUIRED INSERT ATTY NAME]               www.jenkens.com                      (713) 951-3300
    (212) 704-EXT
ATTY NAME@jenkens.com                                                          LOS ANGELES, CALIFORNIA
                                                                                   (310) 820-8800

                                                                                  SAN ANTONIO, TEXAS
                                                                                   (210) 246-5000

                                                                                  WASHINGTON, D.C.
                                                                                   (202) 326-1500
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                               September 24, 2004

Ramp Corporation
33 Maiden Lane
New York, New York 10038

         Re:      Ramp Corporation

Ladies and Gentlemen:

         We have acted as counsel to Ramp Corporation, a Delaware corporation (the "Company"), in connection with the Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders") of: (i) up to 32,341,046 shares of the Company's common stock ("Common Shares"), par value $.001 per share ("Common Stock"), (ii) an aggregate of 20,400,000 shares of Common Stock ("Promissory Note Shares") issuable upon the conversion of promissory notes issued to certain entities ("Promissory Notes") with an initial conversion price of $0.30 cents per share, and (iii) an aggregate of 58,000,000 shares of Common Stock ("Warrant Shares") issuable upon the exercise of warrants issued to certain individuals and entities ("Warrants") with an exercise price of $0.11 cents per share with respect to 14,000,000 Warrant Shares, $0.15 cents per share with respect to 14,000,000 Warrant Shares, $0.18 cents per share with respect to 2,000,000 Warrant Shares, $0.35 cents per share with respect to 14,000,000 Warrant Shares and $0.40 cents per share with respect to 14,000,000 Warrant Shares (the Warrant Shares, together with the Common Shares and the Promissory Note Shares, the "Shares").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Certificate of Incorporation,
(ii) Bylaws and (iii) resolutions adopted by the Company's Board of Directors authorizing the issuance of the Common Stock, Warrants, Promissory Notes and the Shares. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that (a) the Common Shares have been validly issued and are fully paid and non-assessable, (b) the Promissory Note Shares, upon issuance and payment of the conversion price to the Company in accordance with the terms of the Promissory Notes, will be validly issued, fully paid and non-assessable and (c) the Warrant Shares, upon issuance and payment of the exercise price to the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K promulgated under the Act.

                                     Very truly yours,

                                     JENKENS & GILCHRIST PARKER CHAPIN LLP